CONFIDENTIAL

EXHIBIT 99.4

INVESTOR RIGHTS AGREEMENT

by and among

FORWARD AIR CORPORATION

and

R INVESTORS (as defined herein),

E INVESTORS (as defined herein), and

the other Investors set forth on Schedule 1 hereto,

as Investors,

and

REP OMNI HOLDINGS, L.P.,

as Investors’ Representative

Dated as of [•]

i

Schedules, Exhibits and Annexes

Schedule 1	Additional Investors

Exhibit A	Joinder Agreement

Annex A	Representations and Warranties of Parent
Annex B	Representations and Warranties of the Investors

ii

INVESTOR RIGHTS AGREEMENT dated as of [•] (this “Agreement”), among:

A.	Forward Air Corporation, a Tennessee corporation (the “Parent”);

B.

(i) REP Omni Holdings, L.P., a Delaware limited partnership, (ii) REP III B Feeder, L.P., a Delaware limited partnership, (iii) REP III C Feeder, L.P., a Delaware limited partnership, (iv) REP Coinvest III-A Omni, L.P., a Delaware limited partnership, and (v) REP Coinvest III-B Omni, L.P., a Delaware limited partnership (each, an “R Investor”);

C.	Omni Investor Holdings, LLC, a Delaware limited liability company (“E Investor”);

D.

The other Persons set forth on Schedule 1 hereto (subject to their delivery of an executed Letter of Transmittal (as defined in the Merger Agreement) pursuant to and in accordance with the Merger Agreement) (each, an “Other Investor”); and

E.

REP Omni Holdings, L.P., a Delaware limited partnership, in its capacity as agent, proxy and attorney-in-fact for the Investors (“Investors’ Representative”) and any successor appointed in accordance with Section 4.16(b).

and any Permitted Transferees (as defined below) that execute joinders to this Agreement pursuant to Section 3.02 after the date of this Agreement.

WHEREAS, upon the consummation of the transactions (the “Transactions”) contemplated under that certain Agreement and Plan of Merger, dated as of August 10, 2023, among Parent, Omni Newco, LLC, a Delaware limited liability company, and the other parties thereto (the “Merger Agreement”), the Investors (as defined below) will become holders of Parent Common Stock (as defined below), Parent Series B Preferred Units, Parent Series C Preferred Units, Opco Units and/or Management Holdings Units (each as defined below);

WHEREAS, simultaneously with the execution of this Agreement, as of the date hereof, each of the R Investor and the E Investor have entered into a Shareholders Agreement (as defined below) with Parent; and

WHEREAS, the parties hereto desire to enter into this Agreement to establish certain rights, duties and obligations of the parties hereto.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby acknowledge, covenant and agree with each other as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. (a) As used in this Agreement, the following terms will have the following meanings:

“13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities of Parent that would be required under Section 13(d) of the Exchange Act to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act.

“Action” means any litigation, suit, claim, action, proceeding or investigation.

An “Affiliate” of any Person means another Person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person; provided, that (x) Parent and its Subsidiaries shall be deemed not to be Affiliates of any Investor for any reason under this Agreement, (y) portfolio companies in which any Investor or any of its Affiliates has an investment (whether as debt or equity) shall be deemed not to be an Affiliate of such Investor so long as such portfolio company or any of its directors, officers, employees or other Representatives (i) have not been directed or encouraged by such Investor or its Affiliates or Representatives to take any actions that would otherwise be prohibited by such Investor or its Affiliates or Representatives under this Agreement and (ii) has not been provided with any Confidential Information by the Investors or their respective Affiliates or Representatives, and (z) any co-investment vehicle or affiliated investment fund controlled by any Investor or any of its Affiliates shall be deemed to be an Affiliate of such Investor. As used in this Agreement, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other interests, by contract or otherwise.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

“beneficial owner” or “beneficially own” or “beneficial ownership” and words of similar import have the meaning assigned to such terms in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement and a Person’s beneficial ownership of Equity Securities shall be calculated in accordance with the provisions of such Rule; provided, however, that for the avoidance of doubt (i) ownership of Parent Series C Preferred Units or Opco Series C-2 Preferred Units shall be deemed for purposes of this Agreement to represent, on an as converted or exchanged basis, without duplication, beneficial ownership of Parent Common Stock into which such shares or units are ultimately convertible or exchangeable (including, without duplication, in the case of the Opco Series C-2 Preferred Units, following conversion into Class B Units pursuant to the Opco LLCA, but for the determination of beneficial ownership, not into any Parent Series B Preferred Units) (disregarding for this purpose any limitations or restrictions on conversion or exchange), (ii) for purposes of the foregoing clause (i), Opco Series C-2 Preferred Units that are held by Management Holdings shall be deemed held by the members of Management Holdings, among them in accordance with their respective entitlement to exchange their Management Holdings Units for such Opco Series C-2 Preferred Units, (iii) Parent Series B Preferred Units held by Management Holdings shall be deemed held by the members of Management Holdings, among them in accordance with their respective entitlement to exchange their Management Holdings Units for Opco Class B Units and (iv) Opco Units and Management Holdings Units (other than Opco Series C-2 Preferred Units) shall not be included in making any such calculation of beneficial ownership of Parent except as described in clauses (ii) – (iii).

“Block Trade” means an underwritten block sale or other Underwritten Offering of Registrable Securities in connection with which neither Parent nor any of its Representatives is requested to prepare for or participate in any road show or other marketing efforts on behalf of any Investor or any Underwriter; provided, that Parent shall make available such of its Representatives and information regarding Parent and its Subsidiaries as is customary for the conduct of due diligence in connection with an underwritten block sale (and such participation in due diligence shall not be deemed a marketing effort).

“Business Day” means any day on which banks are not required or authorized to close in the City of New York.

“Bylaws” means the Bylaws of Parent, as in effect from time to time.

“Charter” means the Charter of Parent, as in effect from time to time.

“E Investor Group” means the E Investor and its Permitted Transferees.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis, and Retrieval system.

“Encumbrance” means any security interest, pledge, mortgage, lien, or other material encumbrance, except for any restrictions arising under any applicable securities Laws.

“Equity Security” of any Person means, without duplication, (i) any common shares or other Voting Securities of such Person, (ii) any options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire common shares or other Voting Securities of such Person (including for the avoidance of doubt, with respect to Parent, the Parent Series B Preferred Units and the Parent Series C Preferred Units and any Opco Units ultimately convertible or exchangeable for or into equity securities of Parent (disregarding for this purpose any limitations or restrictions on conversion or exchange)) or (iii) any other rights that give the holder thereof any economic interest of a nature accruing to the holders of common shares or other Voting Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Entity” any transnational, national, federal, state, provincial, local or other government, domestic or foreign, or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national securities exchange or national quotation system on which securities issued by Parent or any of its Subsidiaries are listed or quoted.

“Holdco” means Central States Logistics, Inc., an Illinois corporation.

“Investor” means each of the R Investor, E Investor, the Other Investors and any Permitted Transferee of any Investor that executes a joinder to this Agreement pursuant to Section 3.02 after the date of this Agreement, and all of them, collectively, the “Investors”.

“Investor Percentage Interest” means, as of any date of determination with respect to any Investor, the percentage represented by the quotient of (i) the number of votes entitled to be cast as of such date by Voting Securities of Parent that are beneficially owned by such Investor and (ii) the number of votes entitled to be cast on such date by all outstanding Voting Securities of Parent (including for each of clauses (i) and (ii), for such purpose all Parent Series C Preferred Units and Opco Series C-2 Preferred Units on an as-converted or as-exchanged basis notwithstanding any limitations or restrictions on conversion or exchange).

“Issuer FWP” has the meaning assigned to “issuer free writing prospectus” in Rule 433 under the Securities Act.

“Law” and “law” means any law, treaty, statute, ordinance, code, rule, regulation, judgment, decree, order, writ, award, injunction, authorization or determination enacted, entered, promulgated, enforced or issued by any Governmental Entity.

“Management Holdings” means Omni Management Holdings, LLC, a Delaware limited liability company.

“Management Holdings LLCA” means the amended and restated limited liability company agreement of Management Holdings, as in effect from time to time[; provided, that for so long as the definitive agreement constituting the amended and restated limited liability company agreement of Management Holdings contemplated by Section 7.22(a)(ii) of the Merger Agreement is not in effect, “Management Holdings LLCA” shall refer to the terms and conditions set forth on Exhibit K to the Merger Agreement]1.

“Management Holdings Units” means the units comprising the equity interests in Management Holdings.

“NASDAQ” means The Nasdaq Global Select Market.

“Offering Expenses” means all reasonable fees and expenses incident to Parent’s performance of or compliance with the obligations of Article II, including all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters in connection with qualification of Registrable Securities under applicable blue sky laws), printing expenses, messenger and delivery expenses of Parent, any

[1]	Note to Form: Bracketed text to be included in the form if Exhibit K to the Merger Agreement governs at Closing.

registration or filing fees payable under any Federal or state securities or blue sky laws, the fees and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system, fees of the Financial Industry Regulatory Authority, fees and disbursements of counsel for Parent, its independent registered certified public accounting firm and any other public accountants who are required to deliver comfort letters (including the expenses required by or incident to such performance), transfer taxes, fees of transfer agents and registrars, costs of insurance, and the fees and expenses of other Persons retained by Parent in connection with complying with the obligations of Article III; provided that in no event shall Offering Expenses include (i) Parent’s internal expenses (including all salaries and expenses of its officers and employees) or (ii) fees and expenses that would have otherwise been incurred absent any Demand Offering (including any and all fees and expenses to prepare and file any underlying Registration Statement pursuant to Section 2.01 or any amendment thereto necessary to maintain the effectiveness of such Registration Statement), which, for the avoidance of doubt, in each case shall be borne by Parent.

“Opco” means Clue Opco LLC, a Delaware limited liability company.

“Opco Class B Units” means the units of Opco designated as Class B Units pursuant to the Opco LLCA.

“Opco Series C-2 Preferred Units” means the units of Opco designated as Series C-2 Preferred Units pursuant to the Opco LLCA.

“Opco LLCA” means the amended and restated limited liability company agreement of Opco, as in effect from time to time[; provided, that for so long as the definitive agreement constituting the amended and restated limited liability company agreement of Opco contemplated by Section 7.22(a)(i) of the Merger Agreement is not in effect, “Opco LLCA” shall refer to the terms and conditions set forth on Exhibit C to the Merger Agreement].2

“Opco Units” means, collectively, the units of Opco designated as Class A Units, the Series C-1 Preferred Units, the Series C-2 Preferred Units and Class B Units pursuant to the Opco LLCA.

“Parent Common Stock” means the common stock, par value $0.01 per share, of Parent.

“Parent Securities” means, collectively, Parent Common Stock, Parent Series B Preferred Stock, Parent Series B Preferred Units, Parent Series C Preferred Stock and Parent Series C Preferred Units.

“Parent Series B Preferred Stock” means the shares of preferred stock of Parent designated as “Series B Preferred Stock” pursuant to the Charter Amendment and Resolutions as defined in the Merger Agreement.

[2]	Note to Form: Bracketed text to be included in the form if Exhibit C to the Merger Agreement governs at Closing.

“Parent Series B Preferred Unit” means a fractional unit of one one-thousandth (1/1000) of one share of Parent Series B Preferred Stock.

“Parent Series C Preferred Stock” means the shares of preferred stock of Parent designated as “Series C Preferred Stock” pursuant to the Charter Amendment and Resolutions as defined in the Merger Agreement.

“Parent Series C Preferred Unit” means a fractional unit of one one-thousandth (1/1000) of one share of Parent Series C Preferred Stock.

“Permitted Transferee” means (i) with respect to any Investor that is not a natural person, an Affiliate of such Investor or to (direct or indirect) partners, limited liability company members, stockholders or other equity holders of the Investor, and (ii) with respect to any Investor who is a natural person: (A) in the event of such Investor’s death, such Investor’s heirs, executors, administrators, testamentary trustees, legatees or beneficiaries, (B) a trust, the beneficiaries of which include only such Investor and the spouse, parents, siblings and descendants (whether natural or adopted) (“Family Members”) of such Investor and (C) any partnerships or limited liability companies where the only partners or members are such Investor, such Investor’s Family Members or any trust described in clause (B) above. For the avoidance of doubt, Permitted Transferees will include the equity owners of EVE Omni Investor, LLC or any controlled Affiliate of any of them.

“Person” means any individual, firm, corporation, partnership, limited partnership, company, limited liability company, trust, joint venture, association, Governmental Entity, unincorporated organization, syndicate or other entity, foreign or domestic.

“R Investor Group” means each R Investor and its Permitted Transferees.

“Registrable Parent Common Securities” means, with respect to any Investor (including its Permitted Transferees), (i) shares of Parent Common Stock issued to such Investor pursuant to the Merger Agreement, (ii) Parent Common Stock issuable upon the conversion or exchange of Parent Series C Preferred Units and Opco Class B Units (with corresponding Parent Series B Preferred Units) issued to such Investor pursuant to the Merger Agreement (including Opco Class B Units (with corresponding Parent Series B Preferred Units) issuable in the conversion of Opco Series C-2 Preferred Units), and (iii) any Equity Securities that may be received by such Investor (or its Permitted Transferees) with respect to or on account of the shares or units covered in clause (i) and (ii), in each case until such shares or units may be sold by such Investor (or its Permitted Transferee) without limitation under Rule 144, after the expiration of 24 months from the date hereof, in a single transaction without restrictions, provided that current public information with respect to Parent as required by Rule 144(c)(1) is then available.

“Registrable Parent Preferred Securities” means, with respect to any Investor (including its Permitted Transferees), effective on or after the first anniversary of the closing of the Transactions, (i) Parent Series C Preferred Units (including Parent Series C Preferred Units issuable upon the conversion or exchange of Opco Series C-2 Preferred Units pursuant to the Opco LLCA) and (ii) any Equity Securities that may be received with respect to or on account of the Parent Series C Preferred Units, in each case until such shares or units may be sold by such Investor (or its Permitted Transferee) without limitation under Rule 144, after the expiration of 24 months from the date hereof, in a single transaction without restrictions, provided that current public information with respect to Parent as required by Rule 144(c)(1) is then available.

“Registrable Securities” means the Registrable Parent Common Securities and the Registrable Parent Preferred Securities. For all purposes of this Agreement, the Registrable Securities (including the Registrable Parent Common Securities and Registrable Parent Preferred Securities) shall be deemed to be in existence (and references to Registrable Parent Common Securities, Registrable Parent Preferred Securities and Registrable Securities shall be deemed to include all such shares or units deemed to be in existence), and a Person shall be deemed to be a holder of such Registrable Securities, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exchange in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right and, in the case of members of Management Holdings, taking into the account the right to first exchange or convert Management Holdings Units for Opco Class B Units or Opco Series C-2 Preferred Units as applicable), in each case, whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder with respect to such Registrable Securities; provided that, notwithstanding the foregoing, Opco Units and Management Holdings Units (other than Opco Series C-2 Preferred Units), shall not be included in making any calculation of beneficial ownership of Parent to the extent already included as Registrable Parent Common Securities or Registrable Parent Preferred Securities.

“Registration Statement” means any registration statement of Parent that covers Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representative” means, with respect to a specified Person, any officer, agent, advisor (including legal counsel, accountants and financial advisors) or employee of such Person or any partner, member or shareholder of such Person or any director, officer, employee, partner, affiliate, member, manager, shareholder, assignee or representative of any of the foregoing.

“Roadshow Offering” means any Demand Offering that is not a Block Trade.

“Rule 144” means Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

“Rule 415” means Rule 415 under the Securities Act or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Strategic Transaction” means (i) a transaction in which a Person, the Investors or any 13D Group acquires, directly or indirectly, (A) 50% or more of the Voting Securities of Parent, other than a transaction pursuant to which holders of Voting Securities of Parent immediately prior to the transaction own, directly or indirectly, 50% or more of the Voting Securities of Parent or any successor, surviving entity or direct or indirect parent of Parent immediately following the transaction or (B) properties or assets constituting 50% or more of the consolidated assets of Parent and its Subsidiaries or (ii) in any case not covered by clause (i), a transaction in which (A) Parent issues Equity Securities representing 50% or more of its total voting power, including by way of merger or other business combination with Parent or any of its Subsidiaries or (B) Parent engages in a merger or other business combination such that the holders of Voting Securities of Parent immediately prior to the transaction do not own more than 50% of the Voting Securities of Parent or any successor, surviving entity or direct or indirect parent immediately following the transaction.

“Subsidiary” of any Person means another Person (i) in which such first Person’s beneficial ownership of Voting Securities, other voting ownership or voting partnership interests, is in an amount sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which are beneficially owned directly or indirectly by such first Person) or (ii) which is required to be consolidated with such Person under U.S. generally accepted accounting principles.

“Third Party” means any Person other than Parent, the Investors or any of their respective Affiliates.

“Transaction” has the meaning set forth in the Preamble hereto.

“Transfer” means, with respect to any security, any sale, assignment, transfer, distribution or other disposition thereof, or other conveyance, creation, incurrence or assumption of a legal or beneficial interest therein, or a participation or Encumbrance therein, or creation of any short position in any such security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instrument, whether voluntarily or by operation of Law, whether in a single transaction or a series of related transactions and whether to a single Person or a 13D Group; provided that in no event a Transfer shall be deemed to include (i) any conversion or exchange of Opco Units pursuant to the Opco LLCA, (ii) the conversion or exchange of Management Holdings Units pursuant to the Management Holdings LLCA, (iii) any conversion of Parent Series C Preferred Units pursuant to the Charter, (iv) any transfer to a brokerage account where the Investor is the beneficial owner of the brokerage account and of the securities contained therein or (v) any disposition of Equity Securities to Parent in connection with equity awards of Parent; provided further that any Transfer of an Equity Security of a Subsidiary of Parent shall be deemed to be a Transfer of an Equity Security of Parent. The terms “Transferred”, “Transferring” and “Transferee” have meanings correlative to the foregoing.

“Underwriter” means, with respect to any Underwritten Offering, a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a public offering of securities registered under the Securities Act in which an Underwriter, placement agent or other intermediary participates in the distribution of such securities.

“Voting Securities” of any Person means securities having the right to vote generally in any election of directors or comparable governing Persons of such Person. The percentage of Voting Securities of any Person owned by any holder or holders shall equal the percentage represented by the quotient of (i) the aggregate voting power of all Voting Securities of such Person beneficially owned by such holder or holders and (ii) the aggregate voting power of all outstanding Voting Securities of such Person (including, for each of clause (i) and (ii), for such purpose all Parent Series C Preferred Units and Opco Series C-2 Preferred Units on an as-converted or as-exchanged basis notwithstanding any limitations or restrictions on conversion or exchange).

“WKSI” means a “well known seasoned issuer” as defined under Rule 405 under the Securities Act.

(b) As used in this Agreement, the terms set forth below will have the meanings assigned in the corresponding Section listed below:

Term	Section
Agreement	Preamble
Confidential Information	Section 4.13(a)
Consent	ANNEX A
Contract	ANNEX A
Deferral Period	Section 2.06(a)
Demand Notice	Section 2.01(b)
Demand Offering	Section 2.01(b)
E Investor	Preamble
Family Members	Section 1.01
Filing Date	Section 2.01(a)
indemnified party	Section 2.08(c)
Indemnified Persons	Section 2.08(a)
indemnifying party	Section 2.08(c)
Inspectors	Section 2.04(a)(ix)
Investor	EXHIBIT A
Investor Rights Agreement	EXHIBIT A
Investors’ Representative	Preamble
Joinder Agreement	EXHIBIT A
Joining Party	EXHIBIT A
Liens	ANNEX A
Lock-up	Section 2.09
Losses	Section 2.08(a)
Merger Agreement	Recitals
Other Investor	Preamble
Parent	Preamble

Parent Subsidiaries	ANNEX A
Piggyback Offering	Section 2.02
R Investor	Preamble
Records	Section 2.04(a)(ix)
Required Financial Statements	Section 2.06(b)
Transactions	Recitals
Transferee	Section 1.01
Transferred	Section 1.01
Transferring	Section 1.01

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Registration and Underwritten Offerings.

(a)

(i) Parent shall as soon as reasonably practicable after the date hereof, and in any event not later than the 90th day hereof (any such date of filing, the “Filing Date”), use its commercially reasonable efforts to prepare and file with the SEC a Registration Statement providing for the offer and sale for cash by the Investors of all of the Registrable Parent Common Securities for an offering to be made on a delayed or continuous basis pursuant to Rule 415. Thereafter, Parent shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective or otherwise to become effective under the Securities Act as soon as reasonably practicable following the Filing Date, but, in any event, no later than the 180th day after the date of this Agreement, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective and available for use under the Securities Act until such a time that the Investors no longer own any Registrable Securities (the “Effectiveness Period”). The Registration Statement shall permit the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Investor named therein, including a distribution to, and resale by, the (direct or indirect) members, partners, stockholders or other equity holders of any Investor. The Registration Statement shall be on Form S-3 (except if Parent is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be, at the election of the Investors’ Representative on behalf of the Investors, on Form S-1 or another appropriate form for such purpose) and, if Parent is a WKSI as of the Filing Date, shall be an Automatic Shelf Registration Statement. From and after the date hereof, Parent shall use its commercially reasonable efforts to remain eligible to use Form S-3 (including, if applicable, an Automatic Shelf Registration Statement).

(ii) Parent shall use its commercially reasonable efforts either (A) to cause a Registration Statement with respect to Registrable Parent Common Securities to be amended, effective on the first Business Day following the first anniversary of the date of this Agreement, to provide for the offer and sale for cash by the Investors of all of the

Registrable Parent Preferred Securities for an offering to be made on a delayed or continuous basis pursuant to Rule 415 or (B) to prepare and file with the SEC a separate Registration Statement to become effective on the first Business Day following the first anniversary of the date of this Agreement, providing for the offer and sale for cash by the Investors of all of the Registrable Parent Preferred Securities not already covered by an existing and effective Registration Statement (giving effect to any amendments thereto) for an offering to be made on a delayed or continuous basis pursuant to Rule 415. Such Registration Statement otherwise shall be prepared and filed (and become and remain effective) on a basis consistent with the requirements of Section 2.01(a)(i) with respect to Registrable Parent Common Securities.

(b) At any time and from time to time during the Effectiveness Period, upon the written request (a “Demand Notice”) of the R Investor Group requesting that Parent effect an Underwritten Offering of Registrable Securities of the R Investor Group (a “Demand Offering”), Parent shall use its commercially reasonable efforts to effect, as promptly as reasonably practicable after the receipt by Parent of such Demand Notice, such Underwritten Offering of such Registrable Securities in accordance with such Demand Notice (including, to the extent requested in such Demand Notice, effecting such offering as a Roadshow Offering and pursuant to the method of distribution thereof as indicated by the R Investor Group in such Demand Notice); provided, however, (i) at the time of the Demand Offering, there shall be an existing and effective Registration Statement pursuant to Section 2.01(a) that covers the Registrable Securities for which a Demand Offering has been requested or Parent shall then be WKSI eligible (in which case Parent shall file an automatically effective registration statement on Form S-3 covering resales of the Registrable Securities by the R Investor Group), (ii) with respect to any Registrable Securities, Parent shall be obligated to effect no more than two Demand Offerings that are Roadshow Offerings in any 12-month period (for the avoidance of doubt, the R Investor Group shall be entitled to an unlimited number of Demand Offerings that are not Roadshow Offerings, even if they are Underwritten Offerings), and (iii) the Registrable Securities for which a Demand Offering has been requested will have a value (based on the average closing price per share of Parent Common Stock for the ten trading days preceding the delivery of such Demand Notice) of not less than $30,000,000. Each such Demand Notice will specify the number of Registrable Securities owned by the R Investor Group and the number of Registrable Securities proposed to be offered for sale and will also specify the intended method of distribution thereof. Parent will not include in any Demand Offering pursuant to this Section 2.01(b) any securities that are not Registrable Securities without the prior written consent of the R Investor Group.

(c) In the event of a Demand Offering, the Underwriters (including the lead Underwriter) for such Demand Offering will be a nationally recognized investment bank selected by the R Investor Group with the approval of Parent (which approval shall not be unreasonably withheld).

(d) Notwithstanding anything to the contrary in this Agreement, the R Investor Group may not request a Demand Offering during a period commencing upon the date of the public announcement of (or such earlier date that is not more than 30 days prior to such public announcement if Parent has given notice to the Investors’ Representative that it so intends to publicly announce) an Underwritten Offering of Parent Common Stock by Parent (for its own account or for any other security holder in each case provided the Investors are entitled to participate in such offering pursuant to Section 2.02) and ending on the earliest of (i) 90 days after the consummation of such Underwritten Offering, (ii) 30 days after Parent has given notice to the Investors’ Representative that it intends to publicly announce an Underwritten Offering if no such Underwritten Offering has been publicly announced within such 30-day period, (iii) upon withdrawal of such Underwritten Offering if it has been publicly announced but not commenced or (iv) upon written notice to the Investors’ Representative that Parent no longer intends to conduct an Underwritten Offering.

(e) The R Investor Group shall be permitted to rescind a Demand Notice or request the removal of any Registrable Securities held by them from any Demand Offering at any time (in the event the R Investor Group determines in good faith to withdraw (prior to the effective date of the Registration Statement relating to such request) a Demand Notice due to marketing conditions or regulatory reasons prior to the execution of an underwriting agreement or purchase agreement relating to such request, it would not constitute a Demand Offering); provided, however, that, if the R Investor Group rescinds a Roadshow Offering after commencement of marketing efforts, such Roadshow Offering will nonetheless count as a Roadshow Offering for purposes of determining when future Roadshow Offerings can be requested by the R Investor Group pursuant to this Section 2.01, unless the R Investor Group reimburses Parent for all Offering Expenses incurred by Parent in connection with such Roadshow Offering. Further, any Demand Offering in which the R Investor Group is subject to cutback in accordance with Section 2.03 in excess of 25% of the Registrable Securities it requested to register shall not be considered as exercised for purposes of Section 2.01(b).

Section 2.02 Piggyback Offering. If, during the Effectiveness Period, Parent proposes or is required to effect (a) an Underwritten Offering of Equity Securities of Parent for Parent’s own account (other than (i) pursuant to an offering on Form S-4 or S-8 (or any substitute or similar form that may be adopted by the SEC) or (ii) an offering of securities solely to Parent’s existing security holders) or (b) a Roadshow Offering of Equity Securities of Parent for the account of any holder of Equity Securities of Parent (including pursuant to an offering requested by such holder (including the R Investor Group pursuant to Section 2.01(b)), then Parent will give written notice of such proposed filing to each Investor holding Equity Securities of the same type to be registered therein (or, for the avoidance of doubt, that are convertible thereinto) not less than ten Business Days prior to filing with the SEC for the applicable offering, and upon the written request, given within ten Business Days after delivery of any such notice by Parent, of the Investors to include Registrable Securities in such Underwritten Offering (which request shall specify the number of Registrable Securities proposed to be included in such Underwritten Offering thereby), then Parent shall, subject to Section 2.03, include all such Registrable Securities of the same type as those being registered therein (or, for the avoidance of doubt, that are convertible thereinto) in such Underwritten Offering, on the same terms and conditions as Parent’s or such other holder’s Parent Equity Securities (a “Piggyback Offering”); provided, however, any Investor that has made such a written request may withdraw its Registrable Securities from such Underwritten Offering by giving written notice to Parent and the managing underwriter; provided, further, that if, at any time after giving written notice of such proposed Underwritten Offering and prior to the effecting of such Underwritten Offering, Parent or such other holder shall determine for any reason not to proceed with the proposed Underwritten Offering of Parent Equity Securities or delay the Underwritten Offering of Parent Equity Securities, then Parent will give written notice of such determination to the Investors’ Representative and (i) in the case of a determination not to proceed with the proposed Underwritten Offering of Parent Equity Securities, shall be relieved of its obligation to offer any Registrable Securities in connection with such abandoned Underwritten Offering and (ii) in the case of a determination to delay the Underwritten Offering of its Parent Equity Securities, shall be permitted to delay the offer of Registrable Securities for the same period as the delay in the offering of such Parent Equity Securities. Parent or such other holder (in the case of a Demand Offering) will select the lead Underwriter in connection with any offering contemplated by this Section 2.02 and the Investors’ right to participate shall be conditioned on each participating Investor entering into an underwriting agreement in customary form and acting in accordance with the provisions thereof.

Section 2.03 Reduction of Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, if the lead Underwriter of an Underwritten Offering described in Section 2.01 or Section 2.02 advises Parent in writing that in its reasonable opinion, the number of Equity Securities of Parent (including any Registrable Securities) that Parent, the Investors and any other Persons intend to include in any Underwritten Offering is such that the success of any such offering would be materially and adversely affected, including the price at which the securities can be sold or the number of Equity Securities of Parent that any participant may sell, then the number of Equity Securities of Parent to be included in the Underwritten Offering for the account of Parent, the Investors and any other Persons will be reduced pro rata by proposed participation (unless otherwise provided below) in the Underwritten Offering to the extent necessary to reduce the total number of securities to be included in any such Underwritten Offering to the number recommended by such lead Underwriter; provided, however, that (a) priority for inclusion of Equity Securities of Parent in a Demand Offering pursuant to Section 2.01 will be (i) first to be included, the Registrable Securities requested to be included in the Demand Offering for the account of the R Investor Group and Registrable Securities of Parent requested to be included for the account of Investors pursuant to Section 2.02 (pro rata for the R Investor Group and such other Investors based on then ownership of Voting Securities of Parent), and (ii) second to be included, securities of Parent (pro rata based on then ownership of Voting Securities of Parent) requested to be included for the account of other holders having contractual piggyback registrations rights (other than the Investors), so that the total number of securities to be included in any such Demand Offering for the account of all such Persons (including the Investors) will not exceed the number recommended by such lead Underwriter; (b) priority in the case of an Underwritten Offering initiated by Parent for its own account which gives rise to a Piggyback Offering pursuant to Section 2.02 will be (i) first to be included, securities initially proposed to be offered by Parent for its own account, (ii) second to be included, the Registrable Securities requested to be included in the Piggyback Offering for the account of the Investors (pro rata based on then ownership of Voting Securities of Parent), and (iii) third to be included, securities of Parent requested to be included in the Piggyback Offering for the account of other holders having contractual piggyback registrations rights (other than the Investors), so that the total number of securities to be included in any such offering for the account of all such Persons (including the Investors) will not exceed the number recommended by such lead Underwriter; and (c) priority with respect to inclusion of securities in an Underwritten Offering initiated by Parent for the account of holders other than the Investors pursuant to contractual rights afforded such holders will be (i) first to be included, securities (including Registrable Securities) of Parent (pro rata by proposed participation) requested to be included in the Underwritten Offering for the account of such initiating holders, (ii) second to be included, securities of Parent requested to be included in such Underwritten Offering for the account of other holders having contractual piggyback registrations rights (in the case of R Investor and the other Investors, including the Investors pursuant to Section 2.02) (pro rata based on then ownership of Voting Securities of Parent), and (iii) third to be included, securities requested to be included in such Underwritten Offering by Parent for its own account, so that the total number of securities to be included in any such offering for the account of all such Persons (including the Investors) will not exceed the number recommended by such lead Underwriter.

Section 2.04 Registration Procedures. (a)Subject to the provisions of Section 2.01 and Section 2.02 hereof, in connection with the registration of the sale of Registrable Securities hereunder, Parent will as promptly as reasonably practicable:

(i) furnish to the Investors’ Representative and R Investor (in the case of Demand Offerings) without charge, if requested, prior to the filing of a Registration Statement or any related prospectus or any amendment or supplement thereto, (A) copies of all such documents proposed to be filed (in each case including all exhibits thereto and documents incorporated by reference therein, except to the extent such exhibits or documents are incorporated by reference and currently available electronically on EDGAR or any successor system of the SEC), which documents (other than those incorporated by reference) will be subject to the review and good faith objection and comment of the Investors’ Representative, R Investor (in the case of Demand Offerings) and their counsel prior to filing, (B) copies of any and all transmittal letters or other correspondence with the SEC relating to such documents (except to the extent such letters or correspondence is currently available electronically via EDGAR or any successor system of the SEC) and (C) such other documents as the Investors’ Representative or R Investor (in the case of Demand Offerings) may reasonably request, in each case in such quantities as the Investors’ Representative or R Investor may reasonably request;

(ii) use its commercially reasonable efforts to (A) prepare and file with the SEC such amendments, including post-effective amendments, and supplements to each Registration Statement and the prospectus used in connection with the offer and sale of the Registrable Securities as may be necessary under applicable law with respect to the disposition of all Registrable Securities covered by such Registration Statement to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period in accordance with the Investor’s intended method of distribution set forth in such Registration Statement for such period, (B) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 under the Securities Act and (C) respond as promptly as reasonably practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto;

(iii) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Investors’ Representative or R Investor (in the case of Demand Offerings) reasonably requests or as may be necessary by virtue of the business and operations of Parent and its Subsidiaries and do any and all other acts and things as may be reasonably necessary or advisable to enable the Investors to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that neither Parent nor any of its Subsidiaries will be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04(a)(iii), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

(iv) notify the Investors’ Representative and R Investor (in the case of Demand Offerings) at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in a Registration Statement or the Registration Statement or amendment or supplement relating to such Registrable Securities contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and Parent will promptly prepare and file with the SEC a supplement or amendment to such prospectus and Registration Statement (and comply fully with the applicable provisions of Rules 424, 430A and 430B under the Securities Act in a timely manner) so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus and Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) advise the Underwriters, if any, and the Investors’ Representative and R Investor (in the case of Demand Offerings) promptly and, if requested by such Persons, confirm such advice in writing, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation or threatening in writing of any proceeding for any of the preceding purposes;

(vi) use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (A) any order suspending the effectiveness of a Registration Statement, or (B) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable;

(vii) in connection with a Demand Offering, enter into customary agreements and use commercially reasonable efforts to take such other actions as are reasonably requested by the R Investor Group in order to expedite or facilitate the disposition of such Registrable Securities in such Demand Offering, including subject to 2.01(b), preparing for and participating in road shows and all such other customary selling and marketing efforts as the R Investor Group (in the case of

Demand Offerings) or Underwriters, if any, reasonably request in order to expedite or facilitate such disposition (including, subject to 2.01(b), effecting any such Demand Offering as a Roadshow Offering to the extent requested by such R Investor Group, providing the related Demand Notice therefor and providing such customary cooperation in connection therewith);

(viii) if a Registration Statement filed pursuant to Section 2.01 ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, Parent shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Registration Statement), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Registration Statement or file an additional registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Investors thereof of all securities that are Registrable Securities as of the time of such filing and, if such subsequent Registration Statement is filed, Parent shall use its commercially reasonable efforts to (A) cause such Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the subsequent Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to Parent) and (B) keep such Registration Statement continuously effective and usable until the end of the Effectiveness Period. Any such subsequent Registration Statement shall also be a registration statement on Form S-3 to the extent that Parent is eligible to use such form. Otherwise, such subsequent Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by Investors in accordance with any reasonable method of distribution elected by the R Investor Group and such other reasonable methods of distribution customary for the resale of the other Investors’ Registrable Securities;

(ix) if requested by the Investors’ Representative, the R Investor Group (in the case of Demand Offerings) or the Underwriters, if any, promptly include in any Registration Statement or prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as the Investors’ Representative and the R Investor Group or Underwriters, if any, may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the number of Registrable Securities being sold to such Underwriters, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after Parent is notified of the matters to be included in such prospectus supplement or post-effective amendment;

(x) make available for inspection by the Investors’ Representative, the R Investor Group (in the case of Demand Offerings) and its counsel, any Underwriter participating in any disposition of such Registrable Securities, and any attorney for any of the Investors or such Underwriter and any accountant or other agent retained by the Investors or such Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of Parent and its Subsidiaries (collectively, the “Records”) as will be reasonably necessary to enable them to conduct customary due diligence with respect to Parent and its Subsidiaries and the related Registration Statement and prospectus, and cause the Representatives of Parent and its Subsidiaries to be made available to the Inspectors for such diligence and supply all information reasonably requested by any such Inspector; provided, however, that (A) Records and information obtained hereunder will be used by such Inspector only to conduct such due diligence and (B) Records or information that Parent determines, in good faith, to be confidential will not be disclosed by such Inspector unless (I) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in a Registration Statement or related prospectus, (II) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction (III) necessary for defense in a legal action or (IV) such Inspector enter into a confidentiality agreement (x) in form and substance reasonably satisfactory to Parent and (y) of which Parent is a third-party beneficiary;

(xi) (A) cause the Representatives of Parent and its Subsidiaries to supply all information reasonably requested by the Investors’ Representative, the R Investor Group (in the case of Demand Offerings), the E Investor Group (in the case of a Piggyback Offering which the E Investor Group participates in), or any Underwriter, attorney, accountant or agent in connection with the Registration Statement and (B) provide the Investors’ Representative, the R Investor Group (in the case of Demand Offerings) or the E Investor Group (in the case of a Piggyback Offering which the E Investor Group participates in) and their counsel with the opportunity to participate in the preparation of such Registration Statement and the related prospectus;

(xii) in connection with a Demand Offering, use its commercially reasonable efforts to obtain and deliver to each Underwriter, the R Investor Group (in the case of Demand Offerings) and the Investors’ Representative a comfort letter from the independent registered public accounting firm for Parent (and additional comfort letters from the independent registered public accounting firm for any company acquired by Parent whose financial statements are included or incorporated by reference in the Registration Statement) in customary form and covering such matters as are customarily covered by comfort letters or as such Underwriter, the R Investor Group (in the case of Demand Offerings) and the Investors’ Representative may reasonably request, including (A) that the financial statements included or incorporated by reference in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (B) as to certain other financial information for the period ending no more than five Business Days prior to the date of such letter;

(xiii) in connection with a Demand Offering, use its commercially reasonable efforts to obtain and deliver to each Underwriter, the R Investor Group (in the case of Demand Offerings) and the Investors’ Representative a 10b-5 statement and legal opinion from Parent’s counsel in customary form and covering such matters as are customarily covered by 10b-5 statements and legal opinions as such Underwriter, the R Investor Group (in the case of Demand Offerings) and the Investors’ Representative may reasonably request;

(xiv) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, within the required time period, an earnings statement (which need not be audited) covering a period of 12 months beginning with the first fiscal quarter after the effective date of the Registration Statement relating to such Registrable Securities (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto;

(xv) use its commercially reasonable efforts to cause such Registrable Securities to be listed or quoted on the NASDAQ or, if Parent Common Stock are not then listed on the NASDAQ, then on any other securities exchange or national quotation system on which similar securities issued by Parent are listed or quoted (or if similar securities are not so listed, use its commercially reasonable efforts to cause all such Registrable Securities to be listed on the NASDAQ or on any other national securities exchange or national quotation system as determined by Parent in its sole discretion); and

(xvi) use its commercially reasonable efforts to take or cause to be taken all other actions and do and cause to be done all other things, necessary or reasonably advisable to effect the registration of such Registrable Securities contemplated hereby.

(b) In connection with a Demand Offering, (i) Parent and the participating Investors agree to enter into a written agreement with each Underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such Underwriter and companies of Parent’s size and investment stature and, to the extent practicable, on terms consistent with underwriting agreements entered into by Parent (it being understood that, unless required otherwise by the Securities Act or any other Law, Parent will not require any Investor to make any representation, warranty or agreement in such agreement other than with respect to such Investor, the ownership of such Investor’s securities being registered and such Investor’s intended method of disposition) and (ii) the Investors agree to complete and execute all such other documents customary in similar offerings, including any reasonable questionnaires, holdback agreements, letters or other documents customarily required under the terms of such underwriting arrangements (but specifically excluding custody agreements and powers of attorney). In the event a Demand Offering is not consummated because any condition to the obligations under any related written agreement with such Underwriter is not met or waived in connection with a Demand Offering, and such failure to be met or waived is not primarily attributable to the fault of the Investors, such Demand Offering will not be deemed exercised.

Section 2.05 Conditions to Offerings.

(a) Parent shall be entitled to (x) defer any registration of Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration covering any Registrable Securities, (y) suspend the use of any prospectus and registration statement covering any Registrable Securities and (z) require the Investor of Registrable Securities to suspend any offerings or sales of Registrable Securities pursuant to a registration statement with respect to an offering of Registrable Securities for so long as either of the following conditions are not satisfied; provided, that, in the case of clauses (ii) and (iii) any such suspension or deferral shall only be permitted with respect to such non-complying Investor:

(i) Parent shall be subject to the requirements of Sections 13, 14 or 15(d) of the Exchange Act;

(ii) Parent may require the participating Investors to furnish to Parent such information regarding the participating Investors or the distribution of such Registrable Securities as Parent may from time-to-time reasonably request in writing, in each case only as required by the Securities Act or under state securities or blue sky laws; and

(iii) in any Demand Offering, the participating Investors, together with Parent (for the avoidance of doubt, not a condition to its obligations hereunder), will enter into an underwriting agreement in accordance with Section 2.04(b) above with the Underwriter or Underwriters selected for such underwriting, as well as such other documents customary in similar offerings.

(b) The Investors agree that, upon receipt of any notice from Parent to such Investor of the happening of any event of the kind described in Section 2.04(a)(iv) or Section 2.04(a)(v) hereof or a condition described in Section 2.06 hereof, such Investors will forthwith discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering the sale of such Registrable Securities until the Investors’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(a)(iv) hereof or notice from Parent of the termination of the stop order or Deferral Period, the requesting Investor shall be entitled to withdraw such request and, if such request is withdrawn, such Registration Statement shall not count for the purposes of the limitations set forth in Section 2.01.

Section 2.06 Blackout Period. Parent shall be entitled to (x) defer any registration of Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration covering any Registrable Securities, (y) suspend the use of any prospectus and registration statement covering any Registrable Securities and (z) require the Investor of Registrable Securities to suspend any offerings or sales of Registrable Securities pursuant to a registration statement, (i) upon the receipt of comments from the SEC on any document incorporated by reference in the Registration Statement, if the effect of such comments were to indicate that such document was materially misleading, until it has received copies of a corrective supplemented or amended prospectus (it being understood that Parent hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice) or (ii) if compliance with such obligations would (A) violate applicable Law or otherwise prevent Parent from complying with applicable Law, (B) require Parent to disclose a bona fide and material financing, acquisition, disposition or other transaction or corporate development (other than the contemplated offering), and the chief executive officer of Parent has determined, in the good faith exercise of his reasonable business judgment, that such disclosure is not in the best interest of Parent, or (C) upon advice of counsel, otherwise require premature disclosure of information the disclosure of which, the chief executive officer of Parent has determined, in the good faith exercise of his reasonable business judgment, is not in the best interests of Parent; provided, however, that such suspensions pursuant to this Section 2.06 will occur on no more than one occasion during every 180-day period and any and all such suspensions will not exceed a total of 90 days in the aggregate in any 12-month period (any period during which such obligations are suspended, a “Deferral Period”). Parent will promptly give the Investors written notice of any such suspension containing the approximate length of the anticipated delay, and Parent will notify the Investors’ Representative upon the termination of any Deferral Period. Upon receipt of any notice from Parent of any Deferral Period, each of the Investors shall forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement relating thereto until the Investors’ Representative receives copies of the supplemented or amended prospectus contemplated hereby or until they are advised in writing by Parent that the use of the prospectus may be resumed and have received copies of any additional or supplemented filings that are incorporated by reference in the prospectus, and, if so directed by Parent, the Investors will, and will request the lead Underwriter or Underwriters, if any, to, deliver to Parent all copies, other than permanent file copies, then in the Investors’ or such Underwriter’s or Underwriters’ possession of the current prospectus covering such Registrable Securities. If Parent so postpones its obligations, the requesting Investor shall be entitled to withdraw such request in writing and, if such request is so withdrawn, such registration request shall not count for the purposes of the limitations set forth in Section 2.01. Parent shall pay all expenses incurred in connection with any such aborted registration or prospectus and such expenses shall be disregarded for purposes of calculating the Cap.

(a) The parties hereto further agree and acknowledge that any suspension or non-use of the Registration Statement due to the updating of the Registration Statement to include any financial statement the Registration Statement is required to contain (the “Required Financial Statements”) shall not be deemed to be a suspension for purposes of Section 2.06(a), unless and until the seven business day period referenced in Section 2.06(c) shall have passed without the updating of financial statements required by Section 2.06(c).

(b) Parent shall use its commercially reasonable efforts to update the Registration Statement on each date on which it shall be necessary to do so to cause the Registration Statement to contain the Required Financial Statements; provided, however, that, with respect to any financial period ending after the date of this Agreement, Parent shall not be obligated to update the Required Financial Statements pursuant to Section 2.06(b) and shall not be deemed to be in default under this sentence until seven business days after (or such earlier date as may be reasonably practicable) the date upon which such updated financial statements are required to be filed with the SEC.

(c) The R Investor Group may not, without Parent’s prior written consent, submit any Demand Notice requesting to launch an Underwritten Offering within the period commencing 14 days prior to and ending two days following Parent’s scheduled earnings release date for any fiscal quarter or year.

Section 2.07 Offering Expenses. Except as set forth in the next sentence, all Offering Expenses will be borne by Parent upon the request of Investors’ Representative. Parent shall not be obligated to pay the Offering Expenses in respect of any Demand Offering to the extent Offering Expenses accrued and payable by Parent in respect of such Demand Offering and any other prior Demand Offerings exceed $500,000 (the “Cap”) during the 12-month period immediately prior to such Demand Offering, in which case such Offering Expenses of Parent shall instead be borne by the participating Investors in such Demand Offering pro rata based on securities sold (or, if other holders of Parent Securities participate in such offering, pro rata among the participating Investors and such other holders based on securities sold), and Parent shall be promptly reimbursed (by wire transfer) by the Investors for their portion of such out-of-pocket Offering Expenses incurred by Parent upon the submission of invoices for such expenses by Parent to the Investors. Notwithstanding anything to the contrary in this Agreement, the Investors will bear and pay any underwriting discounts and commissions applicable to Registrable Securities offered for their accounts, transfer taxes and fees and expenses of the Investors’ counsel.

Section 2.08 Indemnification; Contribution. (a) In connection with any registration of Registrable Securities pursuant to this Article III, Parent agrees to indemnify and hold harmless, to the fullest extent permitted by Law, each of the Investors and their respective Affiliates, the Investors’ Representative and each of its Affiliates, and each Person who controls an Investor or the Investors’ Representative within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the directors, officers, employees, partners, affiliates, members, managers, trustees, shareholders, assignees and representatives of each of the foregoing (collectively, the “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including reasonable attorneys’ fees and other expenses actually incurred by them in connection with investigating, defending or settling any such losses, claims, damages, liabilities, actions or proceedings) (“Losses”) joint or several arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any part of any Registration Statement, any preliminary or final prospectus or other disclosure document used in connection with the Registrable Securities, any Issuer FWP or any amendment or supplement to any of the foregoing, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any violation or alleged violation by Parent or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation applicable to Parent or any of its Subsidiaries and relating to action or inaction in connection with any such registration, Registration Statement, other disclosure document or Issuer FWP; provided, however, that Parent will not be required to indemnify any Indemnified Person for any losses, claims, damages, liabilities, judgments, actions or expenses resulting from any such untrue statement or omission if such untrue statement or omission was made in conformity with information with respect to such Indemnified Person or related Investors furnished to Parent in writing by or on behalf of such related Investors expressly for use therein.

(b) In connection with any Registration Statement, preliminary or final prospectus, or Issuer FWP, in which an Investor is participating, each such Investor agrees to indemnify, severally and not jointly, Parent, its Directors, its officers who sign such Registration Statement and each Person, if any, who controls Parent (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from Parent to the Investors, but only with respect to information with respect to such Investor furnished to Parent in writing by such Investor expressly for use in such Registration Statement, preliminary or final prospectus, or Issuer FWP to the extent such information is included therein in reliance upon and in conformity with the information furnished to Parent by such Investor expressly for use therein; provided, however, that in no event shall any Investor’s liability pursuant to this Section 2.08 in respect of the offering to which such loss, claim, damages, liabilities, judgments, actions or expenses relate exceed an amount equal to the proceeds to such Investor (after deduction of all Underwriters’ discounts and commissions) from such offering less the amount of any damages which such Investor has otherwise been required to pay by reason of such information.

(c) In case any claim, action or proceeding (including any governmental investigation) is instituted involving any Person in respect of which indemnity may be sought pursuant to Section 2.08(a) or Section 2.08(b), such Person (hereinafter called the “indemnified party”) will (i) promptly notify the Person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing; provided, however, that the failure to give such notice shall not relieve the indemnifying party of its obligations pursuant to this Agreement except to the extent such indemnifying party has been prejudiced in any material respect by such failure and (ii) permit the indemnifying party to assume the defense of such claim, action or proceeding with counsel reasonably satisfactory to the indemnified party to represent the indemnified party (in which case, indemnifying party shall pay the fees and disbursements of such counsel related to such claim, action or proceeding). In any such claim, action or proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such indemnified party (without prejudice to such indemnified party’s indemnity and other rights under the Charter, Bylaws and applicable Law, if any) unless (A) the indemnifying party and the indemnified party have mutually agreed to the retention of such counsel, (B) the named parties to any such claim, action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel, with a copy provided to Parent, that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them, (C) the indemnifying party has failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party, or (D) any such, claim, action or proceeding is a criminal or regulatory enforcement action. It is understood that the indemnifying party will not, in connection with any claim, action or proceeding or related claims, actions or proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified parties (in addition to any local counsel at any time for all such indemnified parties) and that all such reasonable fees and expenses will be reimbursed reasonably promptly following a written request by an indemnified party stating under which clause of (A) through (D) above reimbursement is sought and delivery of documentation of such fees and expenses. In the case of the retention of any such separate firm for the indemnified parties, such firm will be designated in writing by the indemnified parties. The indemnifying party will not be liable for any settlement of any claim, action or proceeding effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if such claim, action or proceeding is settled with such consent or if there has been a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party will have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the third sentence of this Section 2.08(c), the indemnifying party agrees that it will be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party has not reimbursed the indemnified party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding (i) in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding or (ii) which involves the imposition of equitable remedies on the indemnified party or the imposition of any obligation on the indemnified party, other than as a result of the imposition of financial obligations for which the indemnified person will be indemnified hereunder and provides for no admission of wrongdoing on the part thereof.

(d) If the indemnification provided for in this Section 2.08 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to in this Section 2.08, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments, actions or expenses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) but also the relative benefit of Parent, on the one hand, and the Investors, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities, judgments, actions or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above will be deemed to include, subject to the limitations set forth in Section 2.08(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(e) The parties agree that it would not be just and equitable if contribution pursuant to Section 2.08(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 2.08(d). No Person guilty of “fraudulent misrepresentation” (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of Section 2.08(d) and this Section 2.08(e), each Investor’s liability pursuant to Section 2.08(d) in respect of the offering to which such loss, claim, damages, liabilities, judgments, actions or expenses relate shall not exceed an amount equal to the proceeds to such Investor (after deduction of all Underwriters’ discounts and commissions) from such offering less the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Each Investor’s obligation to contribute pursuant to this Section 2.08 is several in proportion to the respective number of Registrable Securities held by such Investor hereunder and not joint.

(f) For purposes of this Section 2.08, each Indemnified Person shall have the same rights to contribution as such Investor, and each officer, Director and Person, if any, who controls Parent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as Parent, subject in each case to the limitations set forth in the immediately preceding paragraph. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 2.08, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 2.08 or otherwise except to the extent that it has been prejudiced in any material respect by such failure. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

(g) If indemnification is available under this Section 2.08, the indemnifying party will indemnify each indemnified party to the full extent provided in Section 2.08(a) and Section 2.08(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in Section 2.08(d) or Section 2.08(e).

Section 2.09 Lock-up. If and to the extent reasonably requested by the lead Underwriter of an Underwritten Offering that is a Roadshow Offering of Equity Securities of Parent, Parent and each Investor who has a right to participate in such Underwritten Offering agrees to enter into an agreement, at the time of execution of the applicable underwriting agreement, not to effect, and to cause their respective Affiliates not to effect, except as part of such registration and subject to such other carve-outs sufficient to permit charitable gifting and transfers to Permitted Transferees, any offer, sale, pledge, transfer or other distribution or disposition or any agreement with respect to the foregoing of the issue being registered or offered, as applicable, or of a similar security of Parent, or any securities into which such Equity Securities are convertible, or any securities convertible into, or exchangeable or exercisable for, such Equity Securities, including a sale pursuant to Rule 144, during a period of up to seven days prior to, and during a period of up to 45 days after, the effective date of such registration (the “Lock-up”); provided, however, that no Investor shall be obligated to enter into a Lock-up more than one time in any 12-month period. The lead Underwriter shall give Parent and each Investor prior notice of any such request.

Section 2.10 Termination of Registration Rights. This Article II (other than Sections 2.08, 2.10 and 2.11) will terminate on the date on which all Equity Securities of Parent subject to this Article II cease to be Registrable Securities; provided, however, that if a Lock-up is in effect at the time of such termination then such Lock-up shall expire in accordance with its terms.

Section 2.11 Rule 144. For so long as Parent is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, Parent agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and it will take such further action as the Investors’ Representative (on behalf of the Investors) or any Investor reasonably may request, all to the extent required from time to time to enable the Investors to sell Registrable Securities within the limitation of exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Investors’ Representative (on behalf of the Investors) or any Investor, Parent will deliver to the Investors a written statement as to whether it has complied with such requirements.

ARTICLE III

RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

Section 3.01 Restrictions. An Investor shall not make or solicit any Transfer of or with respect to, and each Investor shall cause each of its Affiliates not to make or solicit any Transfer of or with respect to, any Equity Securities of Parent now owned or hereafter acquired by such Investor or its Affiliates until the earlier of (a) the consummation of a Strategic Transaction and (b)(i) the date that is 180 days after the date of this Agreement, when an Investor may Transfer up to 25% in aggregate of the Equity Securities of Parent issued to such Investor pursuant to the Merger Agreement, (ii) the date that is 240 days after the date of this Agreement, when an Investor may Transfer up to 50% in aggregate of the Equity Securities of Parent, including Equity Securities permitted to be Transferred by the preceding clause (i), issued to such Investor pursuant to the Merger Agreement, (iii) the date that is 300 days after the date of this Agreement, when an Investor may Transfer up to 75% in aggregate of the Equity Securities of Parent, including Equity Securities permitted to be Transferred by the preceding clauses (i) and (ii), issued to such Investor pursuant to the Merger Agreement and (iv) the date that is 360 days after the date of this Agreement, when this Section 3.01 shall cease to restrict Transfers of Equity Securities of Parent by Investors after such date. In determining the percentage of Equity Securities of Parent that are Transferable under this Section 3.01, such percentage shall be determined on an as-converted and as-exchanged basis into Voting Securities of Parent and shall give appropriate effect to any adjustment provided for by Section 4.01. In the event Parent permits any discretionary waiver or termination set forth in this Section 3.01 with respect to any Investor, the other Investors shall be released from the restrictions set forth in this Section 3.01 with respect to such other Investors to the same extent as such Investor.

Section 3.02 Permitted Transfers. (a)Notwithstanding anything to the contrary in Section 3.01, any Investor may make or solicit a Transfer of any Equity Securities of Parent to the extent permitted by this Section 3.02:

(i) to a Permitted Transferee (subject to Section 3.02(b));

(ii) to Parent, Opco, Management Holdings or any of their Subsidiaries;

(iii) pursuant to a bona fide third-party tender offer that is approved by the board of directors of Parent and made to all holders of outstanding Voting Securities of Parent that would result in the Transfer, in one transaction or a series of related transactions, to a Person or a group of affiliated Persons, of Equity Securities of Parent if, after such Transfer, such Person or group of affiliated Persons would hold at least a majority of the outstanding Voting Securities of Parent (or the surviving entity)); provided that in the event that such tender offer is not completed, the tendering of Investor’s Equity Securities shall remain subject to the restrictions set forth in Section 3.01; and

(iv) Transfers after commencement by Parent, Holdco or Opco of bankruptcy, insolvency or other similar proceedings.

(b) No Transfer of Equity Securities of Parent to a Permitted Transferee pursuant to Section 3.02(a) shall be effective until such time as such Permitted Transferee has executed and delivered to Parent, as a condition precedent to such Transfer, a joinder to this Agreement substantially in the form of Exhibit A hereto. No Investor, if the primary asset of such Investor is Registrable Securities, shall permit a Transfer of control of such Investor other than to a Permitted Transferee and any such Transfer other than to a Permitted Transferee shall be a breach of this Agreement.

Section 3.03 Legends and Compliance with Securities Laws.

(a) Parent may place appropriate legends on the certificates (and appropriate stop transfer orders on any book-entry shares) representing Parent Equity Securities that are held by the Investors, which legends (and stop transfer orders) may set forth the restrictions referred to above and any restrictions appropriate for compliance with applicable Law. Parent will promptly issue replacement certificates to the Investors, upon request, in order to permit the Investors to engage in sales, transfers and other dispositions that are not restricted hereunder or under applicable Law. Notwithstanding the foregoing, if a holder of Registrable Securities that are eligible to be sold without restriction under Rule 144 under the Securities Act (other than the restriction set forth under Rule 144(i)) requests, Parent shall cause any restrictive legend set forth on the Registrable Securities held by such holder to be removed and to otherwise cooperate in connection with any legend removal in connection with a sale permitted by Rule 144 and not otherwise prohibited hereby.

(b) Notwithstanding anything to the contrary in this Agreement, it shall be a condition to any Transfer of Equity Securities of Parent that (i) such Transfer comply with the provisions of the Securities Act and applicable state securities laws and, if reasonably requested by Parent, the Transferring Investor shall have provided Parent with an opinion of outside legal counsel, reasonably acceptable to Parent, to such effect (it being understood that no such legal opinion of outside legal counsel to the Transferring Investor shall be required in connection with any Transfer pursuant to Article II), and (ii) no applicable law or judgment issued by any Governmental Entity which would prohibit such Transfer shall be in effect, and all consents of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of such Transfer shall have been obtained or filed or shall have occurred.

Section 3.04 Improper Transfer or Encumbrance. For so long as Section 3.01(b) is applicable to the Investors, to the extent any Investor proposes to Transfer or shall be deemed to Transfer any Equity Securities of Parent that would represent more than $2,000,000 in a single transaction or series of related transactions, such Investor shall, unless such Transfer is (A) effected pursuant to a “10b5-1 Plan” or similar blinded, discretionary plan not controlled by such Investor (provided, in each such case, Investor has provided notice to Parent that it has entered into such plan and of the maximum amount of Equity Securities subject to such plan and instructed pursuant to such plan that such Equity Securities should be Transferred in a manner consistent with the restrictions in Section 3.01) or (B) permitted under Section 3.02, prior to the consummation of such Transfer or deemed Transfer, deliver notice thereof to Parent stating the maximum number of Equity Securities of Parent to be Transferred, the identity of the transferee (if known) and the manner of Transfer. Any attempt not in compliance with this Agreement to make any Transfer of or with respect to any Equity Securities of Parent shall be null and void and of no force and effect, the purported Transferee shall have no rights or privileges in or with respect to Parent, and Parent shall not give any effect in Parent’s stock records to such attempted Transfer.

Section 3.05 Restrictions under Lock-Up Agreements. Parent agrees that, without the prior written consent of the Investors’ Representative, it will not amend, waive or modify, or consent to any action otherwise restricted by, the Lock-up Agreements (as defined in the Merger Agreement) (including granting its consent to any transfer not expressly permitted thereunder without its consent), and Parent will use commercially reasonable efforts to enforce compliance with the Lock-up Agreements in accordance with their terms.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Adjustments. References to shares, equity interests or other Equity Securities or to numbers or prices of shares and to sums of money, in each case, including percentages thereof, contained herein will be deemed adjusted to account for any reclassification, exchange, conversion, substitution, combination, consolidation, subdivision, stock or unit split or reverse stock or unit split, stock or unit dividend, share or unit distribution, rights offering or similar transaction (including to property received therein in connection with a merger, consolidation or business combination).

Section 4.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person; (b) when transmitted (except if not a Business Day, then the next Business Day) via email (to such email address set out below) and sender shall bear the burden of proof of delivery, which shall be deemed satisfied if such notice is also delivered by hand, deposited in registered or certified mail (postage prepaid, return receipt requested), or delivered prepaid to a reputable national overnight air courier service on or before the date that is one (1) Business Day after its transmission by email; and (c) on the next Business Day when sent by national overnight courier (providing proof of delivery), in each case to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.02):

[If to the R Investor Group or the Investors’ Representative, to:

Attention:

Email:]

with a copy (which shall not constitute notice to the Investors’ Representative) to:

Alston & Bird LLP

1120 South Tryon Street, Suite 300

Charlotte, NC 28203

Attention:    C. Mark Kelly; Daniel C. Rowe

Email:          mark.kelly@alston.com; daniel.rowe@alston.com

[If to the E Investor Group, to:

Attention:

Email:         ]

with a copy (which shall not constitute notice) to:

King & Spalding LLP

1180 Peachtree Street, NE

Suite 1600

Atlanta, GA 30309

Attention: Rahul Patel; John Hyman

Email: rpatel@kslaw.com; jhyman@kslaw.com

[If to the [other Investors], at the address most recently provided in writing to Parent for the purposes of notice.]

If to Parent, to:

[Forward Air Corporation

Attention:        ]

Email with a copy to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

Attention:     Thomas E. Dunn; Matthew L. Ploszek

Email:           tdunn@cravath.com; mploszek@cravath.com

Section 4.03 Expenses. Except as otherwise set forth herein, each party to this Agreement shall pay its own expenses incurred following the date of this Agreement in connection with this Agreement. Parent shall bear all documented out-of-pocket expenses of the Investors in connection with this Agreement incurred prior to the date of this Agreement.

Section 4.04 Amendments; Waivers; Consents.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the Investors’ Representatives, each of E Investor Group and R Investor Group and Parent; provided, however, that any amendment or waiver that materially adversely affects the rights or obligations of an individual Investor hereunder in a manner different than the other Investors shall also require the signature of such affected Investor or, in the case of a waiver, by the party against whom the waiver is to be effective.

(b) The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights nor will any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law or otherwise.

Section 4.05 Interpretation. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall”. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “or” shall not be exclusive. The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to [•]3. Unless the context requires otherwise (a) any definition of or reference to any contract, instrument or other document or any Law herein shall be construed as referring to such contract, instrument or other document or Law as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its

[3]	Note to Form: To be the Closing Date.

entirety and not to any particular provision hereof and (d) all references herein to Articles, Sections and Schedules shall be construed to refer to Articles and Sections of, and Schedules to, this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Ownership of Parent Series C Preferred Units or Series C-2 Preferred Units of Opco shall be deemed for purposes of this Agreement to represent, on an as converted or exchanged basis, without duplication, beneficial ownership of Parent Common Stock into which such shares or units are ultimately convertible or exchangeable (including, without duplication, in the case of the Series C-2 Preferred Units of Opco, following conversion into Class B Units pursuant to the Opco LLCA, but for the determination of beneficial ownership, not into any Parent Series B Preferred Units) (disregarding for this purpose any limitations or restrictions on conversion or exchange).

Section 4.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the purpose of this Agreement is fulfilled to the fullest extent possible.

Section 4.07 Counterparts. This Agreement may be executed and delivered (including by electronic, facsimile transmission, DocuSign or .pdf) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument will raise the use of electronic delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

Section 4.08 Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the other Transaction Agreements (as defined in the Merger Agreement), including the Opco LLCA, the Management Holdings LLCA, the charter and the bylaws, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to and does not confer upon any Person other than the parties hereto (and their respective Permitted Transferees) any rights or remedies, except as expressly provided in this Agreement (it being understood and agreed that the Persons referred to in any Section of this Agreement as having such rights and who or which are not parties hereto shall be entitled to the benefits of, and to enforce the provisions of, such Section).

Section 4.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of law provisions or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. All Actions arising out of or relating to this Agreement or the Transactions shall be heard and determined exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, any federal court within the State of Delaware and the appellate court(s) therefrom). The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and any appellate court therefrom within the State of Delaware (or if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, any federal court within the State of Delaware and the appellate court(s) therefrom) for the purpose of any Action arising out of or relating to this Agreement or the Transactions brought by any party; (b) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by the above-named courts; and (c) agree that such party will not bring any Action arising out of or relating to this Agreement or the Transactions in any court other than the Court of Chancery of the State of Delaware (or if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, any federal court within the State of Delaware and the appellate court(s) therefrom). Service of process, summons, notice or document to any party’s address and in the manner set forth in Section 4.02 shall be effective service of process for any such action (without limiting other means).

Section 4.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties, except rights, interests and obligations in respect of Equity Securities may be assigned in conjunction with a Transfer of such Equity Securities to a Permitted Transferee who has executed and delivered a joinder to this Agreement in accordance with Section 3.02(b). Any purported assignment in violation of the preceding sentence will be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 4.11 Enforcement. The parties agree that the parties would be irreparably damaged if any provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms of this Agreement, in addition to any other remedy at law or in equity. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any such legal or equitable relief and each party waives any objection to the imposition of such relief or any right it might have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties acknowledges and agrees that the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without such right, none of the parties would have entered into this Agreement.

Section 4.12 Effectiveness; Termination; Survival. This Agreement shall become effective upon its execution and delivery by Parent, R Investor and E Investor. Notwithstanding anything to the contrary contained in this Agreement, this Agreement will automatically terminate upon the date on which Article II terminates pursuant to Section 2.10, and this Agreement shall thereafter be null and void, except that this Article IV and Section 2.08 and Section 2.11 shall survive any such termination indefinitely. Nothing in this Section 4.12 will be deemed to release any party from any liability for any willful and material breach of this Agreement occurring prior to such termination or impair the right of any party to compel specific performance by the other parties of their respective obligations under this Agreement occurring prior to such termination.

Section 4.13 Confidentiality.

(a) The Investors and their respective Affiliates shall, and shall direct their respective Representatives to, (i) hold confidential and not disclose, without the prior written approval of Parent, all confidential or proprietary written, recorded or oral information or data (including research, developmental, technical, marketing, sales, financial, operating, performance, cost, business and process information or data, knowhow and computer programming and other software techniques) provided by or on behalf of Parent or any of its Subsidiaries to the Investors or their respective Affiliates or Representatives, whether such confidentiality or proprietary status is indicated orally or in writing or if such Investor should reasonably have understood that the information should be treated as confidential, whether or not the specific words “confidential” or “proprietary” are used (“Confidential Information”), and (ii) use such Confidential Information only for the purpose of performing its obligations hereunder, managing and monitoring such Investor’s investment in Parent and its Subsidiaries and carrying on the business of Parent and its Subsidiaries; provided that the Investors and their respective Affiliates and Representatives may disclose or use such Confidential Information (x) in their capacity as directors, officers or employees of Parent or its Subsidiaries, (y) to each other, in their capacities as such and, with respective to Representatives that are attorneys, accountants, consultants and other professional advisors, to the extent necessary to their services in connection with monitoring its investment in Parent and its Subsidiaries, to any affiliate of such Investor and their respective directors, employees, consultants and representatives, in each case in the ordinary course of business (provided that the recipients of such Confidential Information are subject to customary confidentiality and non-disclosure obligations) or (z) as may be necessary in connection with such Investor’s enforcement of its rights in connection with this Agreement. Each Investor acknowledges and agrees that it shall be liable for any breach of the terms of this Section 4.13 applicable to Affiliates and Representatives by its Affiliates and Representatives (solely to the extent that such Representative received the applicable Confidential Information from such Investor), except with respect to an Affiliate or Representative who enters into or has entered into a confidentiality agreement with Parent with respect to the subject matter of this Section 4.13.

(b) Notwithstanding the foregoing, the confidentiality and non-use obligations of Section 4.13(a) will not apply to Confidential Information:

(i) which any Investor or any of its Representatives is required to disclose by judicial or administrative process, or by other requirements of applicable Law or regulation or any governmental authority (including any applicable rule, regulation or order of a self-governing authority, such as the NASDAQ); provided that, where and to the extent legally permitted and reasonably practicable, such Investor shall (A) give Parent reasonable notice of any such requirement and, to the extent protective measures consistent with such requirement are available, the opportunity to seek appropriate protective measures and (B) reasonably cooperate with Parent, at Parent’s sole cost and expense, in attempting to obtain such protective measures;

(ii) which becomes available to the public other than as a result of a breach of Section 4.13;

(iii) which can be demonstrated has been independently developed by such Investor without use of or reliance upon Confidential Information; or

(iv) which has been provided to any Investor or any of its Representatives by a Third Party who is not known after reasonable inquiry to be subject to confidentiality obligations to Parent or any of its Affiliates.

Section 4.14 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION 4.14.

Section 4.15 Representations and Warranties.

(a) Parent hereby makes the representations and warranties set forth in Annex A to the Investors, each of which is true and correct as of the date of this Agreement.

(b) Each Investor, severally and not jointly, hereby makes the representations and warranties set forth in Annex B to Parent solely as to itself, each of which is true and correct as of the date of this Agreement.

Section 4.16 Investors’ Representative. The parties acknowledge and agree that the provisions granting REP Omni Holdings, L.P., a Delaware limited partnership the authority to act as the Designated Representative in Section 7.21 of that certain Tax Receivables Agreement, dated as [of the date hereof], by and among Parent, Holdco, Opco and the Members (as defined therein) from time to time party thereto, shall apply to this Agreement, mutatis mutandis, and hereby grant the Designated Representative authority to act as the Investors’ Representative for purposes of this Agreement. For the avoidance of doubt, the limitations on liability and obligations with respect to indemnity and expense reimbursement in the Tax Receivables Agreement shall apply mutatis mutandis with respect to the Designated Representative’s activities under the authority granted herein.

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the day and year first above written.

FORWARD AIR CORPORATION, as Parent,

by

Name:
Title:

[INVESTORS],

by

Name:
Title:

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Investor Rights Agreement dated as of [•] (as the same may be amended from time to time, the “Investor Rights Agreement”) among Forward Air Corporation, a Tennessee corporation, and the other parties thereto, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Investor Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and an “Investor” under the Investor Rights Agreement as of the date hereof and, without limiting the generality of the foregoing, shall be subject to the Investor Rights Agreement and shall have all of the rights and obligations of an Investor thereunder as if it had executed the Investor Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Investor Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: __________, ____

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

AGREED ON THIS [_____] day of [__________], 20[_]:

FORWARD AIR CORPORATION

By:
Name:
Title:

ANNEX A

1.	Organization, Standing and Power. Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

2.

Authority; Execution and Delivery; Enforceability. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to comply with the terms hereof. The execution and delivery by Parent of this Agreement and the compliance by Parent with this Agreement have been, or prior to the date of this Agreement will have been, duly authorized by all necessary company action on the part of Parent. Parent has duly executed and delivered this Agreement, which, assuming due authorization, execution and delivery by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a proceeding at law or in equity).

3.

No Conflicts; Consents. (i) The execution and delivery by Parent of this Agreement do not, and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”) upon any of the properties or assets of Parent or any of its subsidiaries (the “Parent Subsidiaries”) under, any provision of (A) the Charter, the Bylaws or the comparable organizational documents of any Parent Subsidiary, (B) any contract, lease, license, indenture, note, bond, agreement, concession, franchise or other binding instrument (a “Contract”) to which Parent or any Parent Subsidiary is a party or by which any of their respective properties or assets is bound or (C) subject to the filings and other matters referred to in paragraph (3)(ii) below, any Law applicable to Parent or any Parent Subsidiary or their respective properties or assets, other than, in the case of clauses (B) and (C) above, any such items that would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of Parent to comply with the terms of this Agreement.

(i) No consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required to be obtained or made by or with respect to Parent or any Parent Subsidiary in connection with the execution, delivery and performance of this Agreement or the compliance with the terms hereof, other than (X) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, (Y) such filings as may be required under the rules and regulations of the NASDAQ and (Z) such other items that the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of Parent to comply with the terms of this Agreement.

ANNEX B

1.	Organization, Standing and Power. Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

2.

Authority; Execution and Delivery; Enforceability. Such Investor has all requisite limited liability company or similar power and authority to execute and deliver this Agreement and to comply with the terms thereof. The execution and delivery by such Investor of this Agreement and its compliance with the terms hereof have been duly authorized by all necessary limited liability company or similar action on the part of such Investor. All required approvals, if any, from the limited partners, members or other stockholders of such Investor to enter into this Agreement and comply with its terms have been granted. Such Investor has duly executed and delivered this Agreement, which, assuming due authorization, execution and delivery by Parent, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a proceeding at law or in equity).

3.

No Conflicts; Consents. (i) The execution and delivery by such Investor of this Agreement do not, and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of such Investor or any of its subsidiaries under, any provision of (A) the organizational documents of such Investor or any of such Investor’s subsidiaries, (B) any Contract to which such Investor or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (C) subject to the filings and other matters referred to in paragraph (4)(i), any Law applicable to such Investor or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C) above, any such items that would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of such Investor to comply with terms of this Agreement.

(ii) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to such Investor or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the compliance with the terms hereof, other than (X) filing with the SEC of such reports under the Exchange Act, as may be required in connection with this Agreement, (Y) such filings as may be required under the stock exchange rules and regulations and (Z) such other items that the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of such Investor to comply with terms of this Agreement.

4.

Ownership of Equity Securities. Neither such Investor nor any of its Affiliates (i) beneficially owns any Equity Securities of Parent or (ii) holds any rights to acquire any Equity Securities of Parent except pursuant to the Merger Agreement or other Transaction Agreements (as defined in the Merger Agreement).

5.

Relationship to Other Investors. Except (i) with respect to any member of the R Investor Group, other members of the R Investor Group, and (ii) with respect to any member of the E Investor Group, other members of the E Investor Group and CAM Omni SPV, LLC, in each case, with respect to which the applicable Investor makes no representation hereby, such Investor is not an Affiliate of any other Investor and has not entered into any agreement, understanding, arrangement or other Contract with any Investor or other Person to act as a 13D Group or otherwise act in concert with any other Investor with respect to Equity Securities of the Parent.

Schedule 1

[To insert all Securityholders as of immediately prior to Closing]